UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2014
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014, EMC Corporation (“EMC”) announced that Zane C. Rowe, 43, has joined the company as Executive Vice President and Chief Financial Officer. Mr. Zane succeeds David I. Goulden as Chief Financial Officer. Mr. Goulden will continue in his role as Chief Executive Officer, EMC Information Infrastructure. A press release announcing the change in Chief Financial Officer position is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Prior to joining EMC, Mr. Rowe was Vice President of North American Sales of Apple Inc. from May 2012 until May 2014; Executive Vice President and Chief Financial Officer of United Continental Holdings, Inc. from October 2010 until April 2012; and Executive Vice President and Chief Financial Officer of Continental Airlines from August 2008 to September 2010. Mr. Rowe joined Continental in 1993.

Mr. Rowe will be paid an annualized base salary of $750,000. He is eligible to earn an annualized target bonus of $562,500 under EMC’s 2014 Corporate Incentive Plan based on the achievement of 2014 non-GAAP earnings per share, revenue and free cash flow targets, and an annualized target bonus of $187,500 under the 2014 Executive MBO Plan. Mr. Rowe’s salary and target bonus will be prorated for 2014. Subject to approval by EMC’s Leadership and Compensation Committee, Mr. Rowe will be granted EMC equity in the form of restricted stock units (“RSUs”) with a total economic value of $6,000,000 based on the grant date share price. The RSUs will be subject to time-based vesting at the rate of one-third on each of the three grant date anniversaries. Mr. Rowe will also receive a sign-on bonus in the amount of $300,000. In the event of a voluntary termination from EMC for any reason within two years, Mr. Rowe will be required to repay the sign-on bonus to EMC in full if the termination event occurs in the first year, and 50% if the termination event occurs in the second year. In addition, Mr. Rowe may be reimbursed for housing in Massachusetts for the first twelve months of employment. For more information on EMC’s 2014 Corporate Incentive Plan and 2014 Executive MBO Plan, see EMC’s Proxy Statement for its 2014 Annual Meeting of Shareholders available at http://www.sec.gov/Archives/edgar/data/790070/000079007014000044/definitiveproxyforyearende.htm.

Mr. Rowe has entered into an Indemnification Agreement providing for the indemnification of and the advancement of expenses to Mr. Rowe to the fullest extent permitted by law in connection with the defense or disposition of any threatened, pending or completed action, suit or other proceeding in which he is involved by reason of his being an officer of EMC, subject to the terms and conditions provided in the agreement. The foregoing description is qualified in all respects by reference to the form of Indemnification Agreement filed as Exhibit 10.14 to EMC’s Annual Report on Form 10-K filed February 25, 2014.

Mr. Rowe has also entered into a Change in Control Severance Agreement which generally provides severance benefits if there is both (i) a change in control (or potential change in control) of EMC and (ii) his employment is terminated by EMC (or any successor) without “cause” or if he terminates his employment for “good reason” within specified time periods. The foregoing description is qualified in all respects by reference to Mr. Rowe’s Change in Control Severance Agreement, which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release from EMC Corporation dated October 1, 2014

99.2	Change in Control Severance Agreement between EMC and Zane C. Rowe dated October 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    October 1, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release from EMC Corporation dated October 1, 2014
99.2	Change in Control Severance Agreement between EMC and Zane C. Rowe dated October 1, 2014